                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                      AND
               SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       OF

                           THE INTERLAKE CORPORATION
                                       AT
                      $7.25 NET PER SHARE OF COMMON STOCK
                                      AND
  $1,980.87 NET PER SHARE OF SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       BY

                      GKN NORTH AMERICA MANUFACTURING INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                         GKN NORTH AMERICA INCORPORATED

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
            TIME, ON JANUARY 8, 1999, UNLESS THE OFFER IS EXTENDED.

                                                               December 10, 1998

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated December 10, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by GKN North America Manufacturing Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of GKN North America Incorporated, a Delaware corporation ("Parent"), to purchase all of the issued and outstanding shares of Common Stock, par value $1.00 per share (the "Common Shares")(including the associated Common Share purchase rights (the "Rights") issued pursuant to that Certain Rights Agreement dated as of January 26, 1989 between the Company and The First National Bank of Chicago, as Rights Agent, as amended), of The Interlake Corporation, a Delaware Corporation (the "Company"), at a price per Common Share of $7.25, net to the seller in cash, and all of the outstanding shares of Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Company (the "Series A Shares" and, together with the Common Shares, the "Shares"), at a price per Series A Share of $1,980.87, net to the seller in cash, in each case, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of December 5, 1998 (the "Merger Agreement"), among Parent, the Purchaser and the Company, and the Offer to Purchase. The Offer is being made pursuant to the Merger Agreement. The Merger Agreement provides, among other things, that, subject to the satisfaction of the conditions to consummation of the Merger as set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation law of the State of Delaware, the Purchaser will be merged with and into the Company (the "Merger"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF THE COMPANY, AND RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.
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     PLEASE NOTE CAREFULLY THE FOLLOWING:

          1. The tender price is $7.25 per Common Share, net to the seller in cash, and $1,980.87 per Series A Share, net to the seller in cash.

          2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on January 8, 1999, unless the Offer is extended.

          3. The Offer is being made for all the issued and outstanding Shares (including the Rights).

          4. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF COMMON SHARES AND SERIES A SHARES THAT (AFTER GIVING EFFECT TO THE CONVERSION OF ALL SUCH SERIES A SHARES TO COMMON SHARES) REPRESENT AT LEAST TWO-THIRDS (66-2/3%) OF THE ISSUED AND OUTSTANDING COMMON SHARES OF THE COMPANY ON A FULLY DILUTED BASIS (NOT TAKING INTO ACCOUNT THE RIGHTS) AND (2) THE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 APPLICABLE TO THE PURCHASE OF THE SHARES PURSUANT TO THE OFFER HAVING EXPIRED OR BEEN TERMINATED.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 7 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 8, 1999, UNLESS THE PURCHASER EXTENDS THE OFFER.

     The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                      AND
               SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       OF

                           THE INTERLAKE CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 10, 1998, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by GKN North America Manufacturing Inc., a Delaware corporation and a wholly owned subsidiary of GKN North America Incorporated, a Delaware corporation, to purchase all of the issued and outstanding shares of Common Stock, par value $1.00 per share (the "Common Shares")(including the associated Common Share purchase rights issued pursuant to that certain Rights Agreement dated as of January 26, 1989 between the "Company" and the First National Bank of Chicago, as Rights Agent, as amended (the "Rights Agreement")), of The Interlake Corporation, a Delaware corporation (the "Company") and all of the outstanding shares of Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Company (the "Series A Shares," and together with the Common Shares, the "Shares").

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

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 Number of Shares to be Tendered:
 -------------------- Shares(1)

 Account Number:
 --------------------------------------------

 Dated:
 -----------------------------, 199_
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                                   SIGN HERE

 Signature(s):
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 Print Name(s):
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 Print Address(es):
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 Area Code and Telephone Number:
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 Taxpayer Identification or Social Security Number:
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(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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